Exhibit 99.1

CareDx Reports Third Quarter 2020 Results

SOUTH SAN FRANCISCO, CA, October 29, 2020 — CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the quarter ended September 30, 2020.

Third Quarter 2020 and Recent Highlights:

•	Achieved total revenue of $53.4 million for the three months ended September 30, 2020, increasing 58% year-over-year

•	Provided over 21,800 AlloSure Kidney and AlloMap Heart patient results

•	Received final positive Medicare coverage decision for AlloSure Heart

•	Announced publication of pivotal AlloSure Lung data

“Our team continues to deliver the winning formula for CareDx. Beginning with a decision to drive our initiatives with a singular focus on transplantation, we continue to execute on our objectives and achieve tremendous results as we march forward with our mission to improve transplant patient care,” said Peter Maag, CareDx Chairman and Chief Executive Officer. “We truly have an imminent opportunity to make our solutions be the standard of care for transplanted organ surveillance, and our efforts are centered on making this a reality.”

Third Quarter 2020 Financial Results

Revenue for the three months ended September 30, 2020 was $53.4 million, compared with $33.8 million in the third quarter of 2019. Testing services revenue for the third quarter was $45.5 million, compared with $28.2 million in the same period of 2019. Product revenue in the three months ended September 30, 2020 was $5.4 million, compared to $4.2 million in the same period of 2019. Digital and other revenue for the third quarter 2020 was $2.5 million, compared to $1.4 million in the same period of 2019.

For the third quarter of 2020, the net loss was $2.8 million compared to a net loss of $1.8 million in the same period of 2019. Diluted net loss per share was $0.06 in the third quarter of 2020, compared to a diluted net loss per share of $0.04 in the third quarter of 2019.

Non-GAAP net income was $5.1 million in the third quarter of 2020 compared to $0.9 million non-GAAP net income in the third quarter of 2019. Diluted non-GAAP net income per share was $0.10 in the third quarter of 2020, compared to a diluted non-GAAP net income per share of $0.02 in the third quarter of 2019.

Adjusted EBITDA for the third quarter of 2020 was a gain of $5.6 million, compared to an adjusted EBITDA gain of $0.8 million in the third quarter of 2019.

Cash and cash equivalents were $213.8 million as of September 30, 2020.

For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.

2020 Guidance

While CareDx experienced improved trends in the third quarter, due to the continued uncertainties with respect to the COVID-19 pandemic, CareDx will not be providing revenue guidance at this time.

About CareDx

CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.

Forward-Looking Statements

This press release includes forward-looking statements, including expectations regarding the achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed by CareDx with the SEC on February 28, 2020, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Investor Relations Contact

Greg Chodaczek

347-620-7010

investor@caredx.com

CareDx, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Testing services revenue	$45,529	$28,226	$113,264	$75,421
Product revenue	5,383	4,200	13,369	13,226
Digital and other revenue	2,457	1,385	6,917	2,600

Total revenue	53,369	33,811	133,550	91,247
Operating expenses:
Cost of testing services	11,900	7,421	30,631	21,928
Cost of product	3,705	2,986	9,635	9,161
Cost of digital and other	1,210	1,087	3,966	1,650
Research and development	12,474	8,521	35,616	21,765
Sales and marketing	13,870	11,058	37,727	28,627
General and administrative	13,117	9,485	35,436	27,103

Total operating expenses	56,276	40,558	153,011	110,234

Loss from operations	(2,907)	(6,747)	(19,461)	(18,987)
Other income (expense):
Interest income, net	29	37	146	679
Change in estimated fair value of common stock warrant liability	79	4,346	(990)	(14)
CARES Act Provider Relief Fund	—	—	4,813	—
Other expense, net	(254)	(398)	(572)	(644)

Total other (expense) income	(146)	3,985	3,397	21

Loss before income taxes	(3,053)	(2,762)	(16,064)	(18,966)
Income tax benefit	235	949	865	1,775

Net loss	$(2,818)	$(1,813)	$(15,199)	$(17,191)

Net loss per share:
Basic	$(0.06)	$(0.04)	$(0.33)	$(0.41)

Diluted	$(0.06)	$(0.04)	$(0.33)	$(0.41)

Weighted-average shares used to compute net loss per share:
Basic	49,010,680	42,393,550	45,526,810	42,048,647

Diluted	49,010,680	42,393,550	45,526,810	42,048,647

CareDx, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$213,798	$38,223
Accounts receivable	30,610	24,057
Inventory	9,906	6,014
Prepaid and other current assets	4,345	3,628

Total current assets	258,659	71,922
Property and equipment, net	10,144	4,430
Operating leases right-of-use assets	15,802	4,730
Intangible assets, net	43,830	45,541
Goodwill	23,857	23,857
Restricted cash	260	256
Other assets	1,000	1,000

Total assets	$353,552	$151,736

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,519	$5,506
Accrued compensation	13,791	12,484
Accrued and other liabilities	18,617	16,838
Deferred revenue - CMS advance payment	20,496	—

Total current liabilities	62,423	34,828
Deferred tax liability	1,187	1,973
Common stock warrant liability	532	6,607
Deferred payments for intangible assets	3,480	5,207
Operating lease liability, less current portion	16,539	2,370
Other liabilities	747	1,751

Total liabilities	84,908	52,736
Commitments and contingencies
Stockholders’ equity:
Common stock	47	42
Additional paid-in capital	621,961	437,976
Accumulated other comprehensive loss	(4,352)	(5,205)
Accumulated deficit	(349,012)	(333,813)

Total stockholders’ equity	268,644	99,000

Total liabilities and stockholders’ equity	$353,552	$151,736

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of testing services reconciliation:
GAAP cost of testing services	$11,900	$7,421	$30,631	$21,928
Stock-based compensation expense	(431)	(294)	(1,101)	(1,423)
Acquisition related-amortization of purchased intangibles	(329)	(156)	(987)	(408)

Non-GAAP cost of testing services	$11,140	$6,971	$28,543	$20,097

Cost of product reconciliation:
GAAP cost of product	$3,705	$2,986	$9,635	$9,161
Stock-based compensation expense	(97)	(77)	(289)	(192)
Acquisition related-amortization of purchased intangibles	(445)	(346)	(1,210)	(1,067)

Non-GAAP cost of product	$3,163	$2,563	$8,136	$7,902

Cost of digital and other reconciliation:
GAAP cost of digital and other	$1,210	$1,087	$3,966	$1,650
Stock-based compensation expense	(124)	(54)	(338)	(90)
Acquisition related-amortization of purchased intangibles	(86)	(74)	(259)	(131)

Non-GAAP cost of digital and other	$1,000	$959	$3,369	$1,429

Research and development expenses reconciliation:
GAAP research and development expenses	$12,474	$8,521	$35,616	$21,765
Stock-based compensation expense	(1,224)	(954)	(3,490)	(3,227)

Non-GAAP research and development expenses	$11,250	$7,567	$32,126	$18,538

Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$13,870	$11,058	$37,727	$28,627
Stock-based compensation expense	(1,623)	(1,125)	(4,175)	(2,796)
Acquisition related-amortization of purchased intangibles	(376)	(336)	(1,089)	(882)
Impairment	—	—	—	(150)

Non-GAAP sales and marketing expenses	$11,871	$9,597	$32,463	$24,799

General and administrative expenses reconciliation:
GAAP general and administrative expenses	$13,117	$9,485	$35,436	$27,103
Stock-based compensation expense	(3,249)	(3,460)	(8,031)	(9,282)
Change in estimated fair value of contingent consideration	(35)	—	(301)	—
Acquisition related fees and expenses	—	(86)	—	(654)

Non-GAAP general and administrative expenses	$9,833	$5,939	$27,104	$17,167

Total other income (expense) reconciliation:
GAAP other income (expense), net	$(146)	$3,985	$3,397	$21
Change in estimated fair value of common stock warrant liability	(79)	(4,346)	990	14
Accretion of liability	80	173	272	173

Non-GAAP other income (expense), net	$(145)	$(188)	$4,659	$208

Income tax benefit reconciliation:
GAAP income tax benefit	$235	$949	$865	$1,775
Tax effect related to amortization of purchased intangibles	(130)	(119)	(369)	(364)

Non-GAAP income tax benefit	$105	$830	$496	$1,411

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(2,818)	$(1,813)	$(15,199)	$(17,191)
Stock-based compensation expense	6,748	5,964	17,424	17,010
Acquisition related-amortization of purchased intangibles	1,236	912	3,545	2,488
Acquisition related fees and expenses	—	86	—	654
Change in estimated fair value of contingent consideration	35	—	301	—
Change in estimated fair value of common stock warrant liability	(79)	(4,346)	990	14
Accretion of liability	80	173	272	173
Tax effect related to amortization of purchased intangibles	(130)	(119)	(369)	(364)
Impairment	—	—	—	150

Non-GAAP net income	$5,072	$857	$6,964	$2,934

GAAP basic and diluted net loss per share	$(0.06)	$(0.04)	$(0.33)	$(0.41)

Non-GAAP basic net income per share	$0.10	$0.02	$0.15	$0.07

Non-GAAP diluted net income per share	$0.10	$0.02	$0.15	$0.07

Shares used in computing non-GAAP basic net income per share	49,010,680	42,393,550	45,526,810	42,048,647

Shares used in computing non-GAAP diluted net income per share	50,446,939	43,775,682	46,571,527	44,111,648

CareDx, Inc.

Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Non-GAAP net income	$5,072	$857	$6,964	$2,934
Interest income	(29)	(37)	(146)	(679)
Income tax benefit	(105)	(830)	(496)	(1,411)
Depreciation expense	486	395	1,235	1,199
CARES Act Provider Relief Fund	—	—	(4,813)	—
Other expense, net	174	398	300	644

Adjusted EBITDA	$5,598	$783	$3,044	$2,687